UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XL CAPITAL LTD
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

XL CAPITAL LTD

Annual General Meeting Notice for holders of Class A Ordinary Shares of XL Capital Ltd

Important Notice Regarding the Availability of Proxy Materials for the XL Capital Ltd Annual General Meeting of Holders to be held on April 24, 2009

Company number:	Control number:	The Company ticker is: XL

Dear Shareholder:

Under new Securities and Exchange Commission (SEC) rules, you are receiving this notice that proxy materials for the XL Capital Ltd 2009 Annual General Meeting of holders (the “Shareholders”) are available on the Internet, including the Annual Report, which includes annual financial statements, and the Proxy Statement. Please follow the instructions below to view the proxy materials, vote online and/or request paper copies of the materials. The items to be voted on and location of the annual general meeting are on the reverse side of this form. Your vote is important regardless of the number of shares you own.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

THE ANNUAL REPORT AND THE PROXY STATEMENT ARE AVAILABLE AT:

www.proxymaterial.com/xlcapital

1	.	At the above website you may view the Annual Report and the Proxy Statement (which contains details about the proposals to be voted on).
2	.	Once you have reviewed the proxy materials, you may VOTE your proxy by following the instructions at the above website.
3	.	You may request paper copies of the proxy materials by clicking: “REQUEST MATERIALS”.
4	.	You may also consent to receive electronic delivery of all future company proxy mailings.

If you wish to receive a paper or e-mail copy of these documents you must submit a request to our proxy solicitor, Georgeson Inc. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 13, 2009 to facilitate timely delivery and allow sufficient time to vote.

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

1	.	By TELEPHONE: Call (toll free) 800-732-6583 from anywhere in the USA and Canada and follow the instructions to log in and order the materials. You will need to enter the “company number” and “control number” which are found on this notice below your name and address shown above.
2	.	By E-MAIL: Send an e-mail message with the words “Proxy Materials Request” in the subject line to the following address: proxymaterial@georgeson.com. Be sure to include your complete name and e-mail address and/or your street mailing address. You will need to include your “company number” and “control number” which are found on this notice below your name and address.
3	.	By INTERNET: Follow the instructions at www.proxymaterial.com/xlcapital. You will need to enter the “company number” and “control number” which are found on this notice below your name and address.

The Annual General Meeting of	Date:	April 24, 2009
	Time:	8:30 a.m. local time
XL CAPITAL LTD	Location:	Principal Executive Offices of the
Company:
XL House
One Bermudiana Road
Hamilton HM 11, Bermuda

XL Capital Ltd

Notice of Annual General Meeting to be Held on April 24, 2009

The Annual General Meeting of Holders will be held at the Principal Executive Offices of the Company, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda on April 24, 2009 at 8:30 a.m. local time. The Proposals to be voted on at the meeting are listed below along with the recommendations of the Board of Directors.

The Board of Directors recommends that you vote “FOR” the following proposals:

•	Election of three Class II Directors to hold office until 2012.

Nominees: Dale R. Comey, Robert R. Glauber, and G. Thompson Hutton

•	To approve the amendment and restatement of the Company’s 1991 Performance Incentive Program

•	To approve the amendment and restatement of the Company's Directors Stock & Option Plan

•	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York, to act as the independent registered public accounting firm for our Company for the year ending December 31, 2009

Only the holders of record of XL Capital Ltd Class A Ordinary Shares on March 2, 2009 are entitled to notice of and to vote at the meeting. If you are a shareholder as of the record date, you may attend the Annual General Meeting and vote in person.

PLEASE NOTE: THIS FORM IS NOT A PROXY. To vote your shares you must vote online, by telephone OR request paper copies of the proxy materials to receive a proxy card. If you wish to vote in person at the meeting you must bring this notice along with personal identification to the meeting.